UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2012

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

(Address of principal executive offices, including zip code)

+56 (2) 896-9100

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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This report and its exhibits contain “forward-looking statements.” All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: the results of initial exploration, and the determination by us and POSCAN of whether to pursue any of the contemplated transactions; our ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; our ability to obtain the necessary operating permits and environmental approvals; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure and raise the required capital to take advantage of, and successfully participate in, such opportunities; future economic conditions; political stability; and lithium prices. For further information about certain risks we face, see “Risk Factors” in Amendment No. 7 to our Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 6, 2012.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 3.02	Unregistered Sales of Equity Securities

Commencing September 7, 2012, we have entered into several Stock Settlement Agreements (the “Settlement Agreements”) with certain qualified parties to whom we owed payments (“Receivable Holders”). However, to date, the number of shares we have sold since our last report filed under this Item 3.02, including those shares issued pursuant to the Settlement Agreements, is less than 5% of the number of shares of our common stock outstanding.

Our Board of Directors has authorized our entering into Settlement Agreements with respect to an aggregate of up to $1,000,000 of obligations, and our issuance of up to 20,000,000 shares of our common stock pursuant thereto. Through September 13, 2012, we have entered into Settlement Agreements with respect to an aggregate of $390,326 of obligations, and have issued an aggregate of 5,825,761 shares of our common stock (the “Settlement Shares”) pursuant thereto. Each Settlement Agreement we have entered into to date has provided for us to issue one share of our common stock for every $0.067 of obligations released by the Receivable Holder executing the same.

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The foregoing is a summary of the principal terms of the Settlement Agreements and is qualified in its entirety by the detailed provisions of the actual documents, the form of which is filed as an exhibit to this Current Report and is incorporated herein by reference.

Several of our Directors and Executive Officers entered into Settlement Agreements with us, pursuant to which we issued Settlement Shares in exchange for the release of obligations in the respective amounts set forth below.

	Obligations Released	Settlement Shares Issued
Patrick Cussen	$57,825	863,060
Harvey McKenzie	$33,130	494,478
Alan Fraser	$24,000	358,209
David Wahl	$24,000	358,209
Patricio Campos	$29,707	443,388
Eduardo de Aguirre	$29,707	443,388
Luis Saenz	$120,000	1,791,045
Luis Santillana	$20,000	298,507

The offer and sale of the Settlement Shares pursuant to the Settlement Agreements were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. Each Receivable Holder with which we entered into a Settlement Agreement represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends shall be affixed to the certificates issued therefor. Each Receivable Holder with which we entered into a Settlement Agreement represented and warranted, among other things, that it is an accredited investor within the meaning of Regulation D and/or a non-U.S. person within the meaning of Regulation S, that it has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in our common stock and has the ability to bear the economic risks of the investment, and that it has adequate access to information about us.

Item 9.01	Exhibits

The following exhibits are filed or furnished with this Report.

Exhibit	Description
10.1	Form of Stock Settlement Agreement, between Li3 Energy, Inc. and a Receivable Holder

[Signature page follows.]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: September 13, 2012	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer

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